Exhibit 99.1

EXL REPORTS 2023 SECOND QUARTER RESULTS

2023 Second Quarter Revenue of $405.0 Million, up 16.8% year-over-year

Q2 Diluted EPS (GAAP) of $1.46, up 37.7% from $1.06 in Q2 of 2022

Q2 Adjusted Diluted EPS (Non-GAAP) (1) of $1.82, up 21.3% from $1.50 in Q2 of 2022

New York – July 27, 2023 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended June 30, 2023.

Vice Chairman and Chief Executive Officer Rohit Kapoor, said, “We delivered another strong quarter, with revenue growth of 16.8% and adjusted diluted EPS growth of 21.3%. Our data-led strategy, unique digital/AI capabilities and balanced portfolio across data analytics and digital operations and solutions create resiliency in our business. This has enabled us to deliver continued strong double-digit growth.”

Chief Financial Officer Maurizio Nicolelli, said, “While we remain cautious about the macro-economic environment, we are increasing our revenue and EPS guidance for the full year 2023 based on our strong momentum in the first half and current visibility for the remainder of the year. We now expect revenue to be in the range of $1.605 billion to $1.625 billion, up from our prior guidance of $1.595 billion to $1.620 billion. This represents 14% to 15% year-over-year growth on both a reported and constant currency basis. We are also increasing our adjusted diluted earnings per share guidance for 2023 to $6.90 to $7.05, up from $6.75 to $6.90, representing growth of 15% to 17% over the prior year.”

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(1)Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Second Quarter 2023

•Revenue for the quarter ended June 30, 2023 increased to $405.0 million compared to $346.8 million for the second quarter of 2022, an increase of 16.8% on a reported basis and 17.1% on a constant currency basis. Revenue increased by 1.1% sequentially on a reported basis and 1.0% on a constant currency basis, from the first quarter of 2023.

	Revenue			Gross Margin
	Three months ended			Three months ended
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022	March 31, 2023
Reportable Segments
	(dollars in millions)
Insurance	$128.5	$108.5	$125.9	34.4%	34.9%	34.6%
Healthcare	27.2	23.1	26.7	35.4%	23.2%	29.6%
Emerging Business	67.1	53.9	66.2	43.7%	42.1%	45.6%
Analytics	182.2	161.3	181.8	37.7%	37.0%	37.1%
Revenues, net	$405.0	$346.8	$400.6	37.5%	36.2%	37.2%

•Operating income margin for the quarter ended June 30, 2023, was 16.0%, compared to 13.6% for the second quarter of 2022 and 14.8% for the first quarter of 2023. Adjusted operating income margin for the quarter ended June 30, 2023, was 20.0%, compared to 18.7% for the second quarter of 2022 and 19.4% for the first quarter of 2023.

•Diluted earnings per share for the quarter ended June 30, 2023, was $1.46, compared to $1.06 for the second quarter of 2022 and $1.51 for the first quarter of 2023. Adjusted diluted earnings per share for the quarter ended June 30, 2023, was $1.82, compared to $1.50 for the second quarter of 2022 and $1.74 for the first quarter of 2023.

Business Highlights: Second Quarter 2023
•Won 14 new clients in the second quarter of 2023, with 9 in digital operations and solutions business and 5 in data analytics.
•    Included by USA TODAY in their first-ever America's Climate Leaders 2023.
•    Recognized as a Major Player in IDC MarketScape: Worldwide Artificial Intelligence Services 2023 Vendor Assessment.
•    Identified as a Leader and Star Performer in Everest Group’s Life and Annuities (L&A) Insurance BPS and Third-Party Administrator (TPA) PEAK Matrix® Assessment 2023.
•    Positioned as a Leader in the May 2023 Gartner® Magic Quadrant™ for Finance and Accounting Business Process Outsourcing 2023(1).
•    Appointed Pamela Harrison executive vice president and chief human resources officer, responsible for developing and implementing the next phase of EXL’s talent strategy.
•    Appointed Vishal Chhibbar as executive vice president and chief growth and strategy officer, responsible for EXL's growth, overseeing areas such as strategy, marketing, sales governance, mergers and acquisitions and partnerships.

2023 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 82.0, U.K. pound sterling to U.S. dollar exchange rate of 1.3, U.S. dollar to the Philippine peso exchange rate of 54.5 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2023:

•Revenue of $1.605 billion to $1.625 billion, representing growth of 14% to 15% on both a reported and constant currency basis from 2022.

•    Adjusted diluted earnings per share of $6.90 to $7.05, representing growth of 15% to 17% from 2022.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, July 27, 2023, at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

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(1)Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER and MAGIC QUADRANT are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 48,000 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues, net	$404,996	$346,782	$805,639	$675,990
Cost of revenues(1)	253,220	221,207	504,689	428,723
Gross profit(1)	151,776	125,575	300,950	247,267
Operating expenses:
General and administrative expenses	45,605	40,434	92,351	80,379
Selling and marketing expenses	28,238	23,985	57,731	48,155
Depreciation and amortization expense	13,122	14,075	26,609	27,677
Total operating expenses	86,965	78,494	176,691	156,211
Income from operations	64,811	47,081	124,259	91,056
Foreign exchange gain, net	324	1,423	429	3,179
Interest expense	(3,240)	(1,502)	(6,625)	(2,378)
Other income/(loss), net	2,661	(174)	5,816	2,237
Income before income tax expense and earnings from equity affiliates	64,556	46,828	123,879	94,094
Income tax expense	15,554	11,125	23,612	22,327
Income before earnings from equity affiliates	49,002	35,703	100,267	71,767
Gain from equity-method investment	66	143	132	257
Net income attributable to ExlService Holdings, Inc. stockholders	$49,068	$35,846	$100,399	$72,024
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.47	$1.07	$3.01	$2.15
Diluted	$1.46	$1.06	$2.97	$2.13
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	33,355,354	33,403,411	33,397,226	33,422,618
Diluted	33,688,449	33,830,539	33,809,555	33,862,597
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	June 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$93,960	$118,669
Short-term investments	156,098	179,027
Restricted cash	4,628	4,897
Accounts receivable, net	288,305	259,222
Other current assets	70,186	50,979
Total current assets	613,177	612,794
Property and equipment, net	93,688	82,828
Operating lease right-of-use assets	58,423	55,347
Restricted cash	2,072	2,055
Deferred tax assets, net	68,612	55,791
Intangible assets, net	56,487	64,819
Goodwill	405,903	405,637
Long-term investments	16,085	34,779
Other assets	48,255	32,069
Total assets	$1,362,702	$1,346,119
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,019	$7,789
Current portion of long-term borrowings	30,000	30,000
Deferred revenue	20,755	18,782
Accrued employee costs	82,044	108,100
Accrued expenses and other current liabilities	104,480	95,352
Current portion of operating lease liabilities	14,482	14,978
Income taxes payable, net	4,283	2,945
Total current liabilities	259,063	277,946
Long-term borrowings, less current portion	190,000	220,000
Operating lease liabilities, less current portion	50,575	48,155
Deferred tax liabilities, net	507	547
Other non-current liabilities	28,343	41,292
Total liabilities	528,488	587,940
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized, 40,349,727 shares issued and 33,152,670 shares outstanding as of June 30, 2023 and 39,987,976 shares issued and 33,234,444 shares outstanding as of December 31, 2022	40	40
Additional paid-in capital	472,124	445,108
Retained earnings	999,504	899,105
Accumulated other comprehensive loss	(124,147)	(144,143)
Total including shares held in treasury	1,347,521	1,200,110
Less: 7,197,057 shares as of June 30, 2023 and 6,753,532 shares as of December 31, 2022, held in treasury, at cost	(513,307)	(441,931)
Total stockholders’ equity	834,214	758,179
Total liabilities and stockholders’ equity	$1,362,702	$1,346,119

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation settlement, impairment charges on acquired long-lived and intangible assets including goodwill, effects of termination of leases, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve-month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 77.68 during the quarter ended June 30, 2022 to 82.20 during the quarter ended June 30, 2023, representing a depreciation of 5.8% against the U.S. dollar. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 53.18 during the quarter ended June 30, 2022 to 55.58 during the quarter ended June 30, 2023, representing a depreciation of 4.5%

against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. Dollar increased from 1.24 during the quarter ended June 30, 2022 to 1.25 during the quarter ended June 30, 2023, representing an appreciation of 0.9% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2023 and June 30, 2022, and the three months ended March 31, 2023:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2023	2022	2023
Net Income (GAAP)	$49,068	$35,846	$51,331
add: Income tax expense	15,554	11,125	8,058
add/(subtract): Foreign exchange gain, net, interest expense, gain from equity-method investment and other income/(loss), net	189	110	59
Income from operations (GAAP)	$64,811	$47,081	$59,448
add: Stock-based compensation expense	11,511	13,340	14,407
add: Amortization of acquisition-related intangibles	4,204	4,146	4,149
add/(subtract): Other expenses/(benefits) (a)	578	217	(89)
Adjusted operating income (Non-GAAP)	$81,104	$64,784	$77,915
Adjusted operating income margin as a % of Revenue (Non-GAAP)	20.0%	18.7%	19.4%
add: Depreciation on long-lived assets	8,289	9,929	8,589
Adjusted EBITDA (Non-GAAP)	$89,393	$74,713	$86,504
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.1%	21.5%	21.6%

(a) To exclude effects of lease termination of $578 and $nil during the three months ended June 30, 2023 and 2022 respectively, and ($89) during the three months ended March 31, 2023, and to exclude certain expenses related to defined social security contribution in India for historical periods of $217 recorded during the three months ended June 30, 2022.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	June 30,		March 31,
	2023	2022	2023
Net income (GAAP)	$49,068	$35,846	$51,331
add: Stock-based compensation expense	11,511	13,340	14,407
add: Amortization of acquisition-related intangibles	4,204	4,146	4,149
add: Effects of changes in fair value of contingent consideration	—	1,000	—
add/(subtract): Other expenses/(benefits) (a)	578	580	(89)
subtract: Tax impact on stock-based compensation expense (b)	(2,789)	(3,216)	(9,830)
subtract: Tax impact on amortization of acquisition-related intangibles	(1,036)	(971)	(1,023)
add/(subtract): Tax impact on other expenses/(benefits)	(145)	(92)	22
Adjusted net income (Non-GAAP)	$61,391	$50,633	$58,967
Adjusted diluted earnings per share (Non-GAAP)	$1.82	$1.50	$1.74

(a) To exclude effects of lease termination of $578 and $nil during the three months ended June 30, 2023 and 2022 respectively, and ($89) during the three months ended March 31, 2023, and to exclude certain expenses related to defined social security contribution in India for historical periods of $580 recorded during the three months ended June 30, 2022.
(b) Tax impact includes $190 and $14 during the three months ended June 30, 2023 and 2022 respectively, and $12,520 during the three months ended March 31, 2023, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Senior Manager, Media Relations
+1 703 598 0980
media.relations@exlservice.com

Media - UK, Europe, and APAC
Anna Price
First Light Group
+44 202 617 7240
exlteam@firstlightgroup.io

Media - India
Shailendra Singh
Vice President Corporate Communications
+91 9810476075
shailendra.singh@exlservice.com